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                                                                     Exhibit 3.2

                                    BYLAWS OF
                               ANTEON CORPORATION

                                    ARTICLE I
                                     OFFICES

SECTION 1. PRINCIPAL OFFICE.

The principal office of the corporation in the Commonwealth of Virginia shall be located at 3211 Jermantown Road, Fairfax, Virginia 22030. The corporation may have other offices, either within or without the Commonwealth of Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.

SECTION 2. REGISTERED OFFICE.

The registered office of the corporation required by the Virginia Business Corporation Law to be maintained in the Commonwealth of Virginia shall be Beverly L. Crump, 11 South Twelve Street, Richmond, Virginia 23219.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

SECTION 1. ANNUAL MEETING.

The annual meeting of the shareholders shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders, not inconsistent with Virginia law, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting will be held on the next succeeding business day. If the election of directors shall not be held on the day designated in this agreement for the annual meeting of the shareholders, or at any adjournment of the meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

SECTION 2. SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors, or by the president at the request of the holders of not less than fifty (50) percent of all of the outstanding shares of the corporation entitled to vote at the meeting.


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The special meetings will then be held on a date established by the chairman or president not more than ninety (90) days after the Secretary has notified the board of directors.

For all special meetings, the President or the board of directors shall have the power to determine (within the limitations permitted by law) the form, content, means of communication and timing of notice of such meeting.

SECTION 3. PLACE OF MEETINGS.

All meetings of the shareholders shall be held at the principal office of the corporation except that the president, secretary or board of directors may designate any place, either within or without the Commonwealth of Virginia, as the place for the holding of any meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented.

SECTION 4. NOTICE OF MEETINGS.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of all or substantially all of the companies' assets, not less than twenty (20) days nor more then sixty (60) days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her, or its address as it appears on the stock record books of the corporation, with postage prepaid. If any meeting of the shareholders is adjourned to another time or place, no notice of adjournment need be given other than by announcement at the meeting at which the adjournment is taken.

SECTION 5. MEETING OF ALL SHAREHOLDERS

If all of the shareholders will meet at any time and place and consent to the holding of a meeting at the time and place, the meeting will be valid without call or notice, and at this meeting any corporate action may be taken.

SECTION 6. DIRECTOR NOMINATION PROCESS

All nominations for election as director shall be included in the proxy material accompanying the notice of the annual meeting or any special meeting.


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Nominations for directors proposed by the nominating committee of the Board of
Directors shall be made in the proxy material which shall accompany the notice of annual meeting or any special meeting.

There shall be no nominations allowed from the floor of any annual meeting or special meeting for individuals to fill vacancies in the Board of Directors.

It shall require a petition signed by shareholders representing at least ten percent (10%) of the total issued and outstanding stock of the company to place a name in nomination in addition to those proposed by the nominating committee of the Board for any annual or special meeting at which directors are to be elected. Said petition along with appropriate biographical information of the individual must be submitted to the secretary at least ninety (90) days prior to the date established by the Board for the mailing of such material. The nominating committee shall take such additional steps as are necessary to establish the qualifications of the proposed individual.

SECTION 7. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any determination of shareholders, this date in any case not to be more than sixty (60) days, and not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of assets, not less than twenty (20) days, immediately preceding the date of this meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, will be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination will apply to any adjournment of the meeting.

SECTION 8. VOTING LISTS.

The officer or agent having charge of the transfer books or shares of the corporation will make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before the meeting, whichever is earlier, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder. For ten (10) days before the meeting, the list will be kept on file at the registered office of the corporation and will be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. The list will also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole


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time of the meeting. The original share ledger or transfer book, or a duplicate kept in Virginia will be prima facie evidence as to the shareholders who are entitled to examine the list, share ledger, or transfer book or to vote at any meeting of shareholders.

SECTION 9. QUORUM.

Except as otherwise provided by law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code of Virginia, the articles of incorporation, or these bylaws. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Withdrawal of shareholders from any meeting will not cause failure of a duly constituted quorum at that meeting.

SECTION 10. MANNER OF ACTING.

Except as otherwise provided in the articles of incorporation, in these bylaws, required by the Code of Virginia or in any agreement among shareholders, the act of the holders of a majority of the shares present at a meeting at which a quorum is present shall be the act of the shareholders.

SECTION 11. CONDUCT OF MEETINGS.

The chairman or president, and in their absence, the executive vice-president, shall call the meeting of the shareholders to order and shall act as chairperson of the meeting, and the secretary of the corporation shall act as secretary of all the meetings of the shareholders. In the absence of the secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

SECTION 12. PROXIES.

At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. The proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors, in advance of any annual or special meeting of the shareholders, may prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.


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SECTION 13. VOTING OF SHARES.

Each shareholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these bylaws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any shareholder, the vote for Directors and upon any questions before the meeting shall be by ballot.

SECTION 14. VOTING OF SHARES BY CERTAIN HOLDERS.

Shares of the corporation held by the corporation in a fiduciary capacity may be voted and will be counted in determining the total number of outstanding shares entitled to vote at any given time.

Shares registered in the name of another domestic or foreign corporation may be voted by any officer, agent, proxy or other legal representative authorized to vote these shares under the law of incorporation of the corporation. The corporation may treat the president or other person holding the position of chief executive officer of the other corporation as authorized to vote the shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote the shares. The persons and offices indicated will be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section Seven of this article.

Shares registered in the name of a deceased person, a minor ward, or a person under legal disability may be voted by his or her administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of the shares into the name of the administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

Shares registered in the name of a receiver may be voted by the receiver, and shares held by or under the control of receiver may be voted by the receiver without the transfer of the shares into his or her name, if authority to do so is contained in an appropriate transfer order of the court by which the receiver was appointed.

Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This Bylaw applies to the voting of shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.


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A shareholder whose shares are pledged will be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and the pledgee will then be entitled to vote the shares transferred.

SECTION 15. INSPECTORS.

At any meeting of shareholders, the chairman of the meeting shall, appoint one or more persons as inspectors for the meeting, unless an inspector or inspectors will have been previously appointed for the meeting in the manner provided by the bylaws of the corporation.

The inspectors will determine and report the number of shares represented at the meeting, based on their determination of the validity and effect of proxies; count all votes and report the results; and do any other acts that are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector will be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at the meeting. If there is more than one inspector, the report of the majority will be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and results of the voting will be prima facie evidence of the number of shares and results of voting.

SECTION 16. WAIVER OF NOTICE OF SHAREHOLDERS.

Whenever any notice is required to be given to any shareholder of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver of the notice in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to the notice, shall be deemed equivalent to the giving of the notice. The attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where a shareholder attends a meeting and objects to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 17. INFORMAL ACTION BY SHAREHOLDERS.

Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at any annual or special meeting of the shareholders, may be taken without a meeting and without action by the board of directors, if a consent in writing, setting forth the action taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter of the action.

SECTION 18. VOTING BY BALLOT.

Voting on any question or in any election may be by voice unless the presiding officer orders or any shareholder demands that voting be by ballot.


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                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS.

Subject to the limitations of the articles of incorporation, these bylaws, and the Code of Virginia concerning corporate action that must by authorized or approved by the shareholders of the corporation, all corporate powers will be exercised by or under the authority of the board of directors, and the business and affairs of the corporation will be controlled by the board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS.

The board of directors shall set the number of directors which shall be not less than three (3) nor more than fifteen (15) persons who need not be shareholders of the corporation. The number of directors within the above range may be increased or decreased by the board of directors. Directors of the corporation will be elected at the annual meeting of shareholders, or at a meeting held instead of it as provided in Article II and will serve until the next succeeding annual meeting and until their successors have been elected and qualified. The Board shall annually elect a chairman from its members and the chairman will preside at all meetings of the Corporation, unless the chairman decides to assign this duty to the president.

SECTION 3. REGULAR MEETINGS.

A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session of the meeting. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than the resolutions.

SECTION 4. SPECIAL MEETINGS.

Special meetings of the board of directors may be called by or at the request of the president, secretary or any director. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.

SECTION 5. NOTICE.

Notice need not be given of regular meetings of the board, nor need notice by given of adjourned meetings. Notice of any special meeting of the board of directors shall be given in writing delivered in person or by first-class mail or telegram or cablegram at


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least two (2) days before the date of the meeting to each director. Whenever any notice is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver of the notice in writing, signed at any time, whether before or after the time of meeting, by the director entitled to notice, shall be deemed equivalent to the giving of notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting and objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

SECTION 6. PARTICIPATION BY TELEPHONE.

Members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by these means will constitute presence in person at a meeting.

SECTION 7. QUORUM.

Except as otherwise provided by law or by the articles of incorporation or these bylaws, a majority of the number of directors fixed in accordance with Section Two of this Article III shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present will constitute the acts of the board of directors. If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn the meeting until a quorum is present.

SECTION 8. CONDUCT OF MEETINGS.

The chairman or president, and in their absence, an executive vice-president, shall call meetings of the board of directors to order and shall manage the meeting agenda. The secretary of the corporation shall act as secretary of all meetings of the board of directors, but in the absence of the secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

SECTION 9. REMOVAL.

At any regular meeting of shareholders, or at any special meeting called for such a purpose, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director will be removed at a meeting of shareholders unless the notice of meeting will state that a purpose of the meeting is to vote on removal of one or more directors named in the notice, and then only the named director or directors may be removed at that meeting. If a director has been elected by a


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class or series of shares, he or she may be removed only by the shareholders of that class or series.

New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which removal is voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors; the terms will be considered vacancies to be filled by the remaining directors as provided in Section Twelve (b) of this Article III.

SECTION 10. RESIGNATION.

A director may resign at any time by giving written notice to the board of directors, the chairman, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of directors or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 11. COMPENSATION.

The directors may be paid their reasonable expenses of attendance at each meeting of the board of directors or committee thereof and may be paid a fixed sum for attendance at each meeting and/or an annual stipend. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. VACANCIES.

(a) A vacancy in the board of directors will exist on the happening of any of the following events:

         (1)      A director dies, resigns, or is removed from office;
         (2) The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position.
         (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting.
         (4) The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or who, within 60 days after notice of his or her election to the board, neither accepts the office in writing nor attends any duly convened meeting of the board of directors.

A reduction in the authorized number of directors does not remove any director from office before the expiration of his or her term of office.


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(b) A vacancy in the board of directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected will hold office for the unexpired term of his or her predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of shareholders called for that purpose.

SECTION 13. INFORMAL ACTION BY DIRECTORS.

Any action required or permitted by the articles of incorporation or these bylaws or any provision of law to be taken by the board of directors at a meeting or by resolution may be taken without a meeting, if a consent in writing, setting forth the action taken, shall be signed by all of the directors then in office.

SECTION 14. PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the board of directors or a committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to the action with the person acting as the secretary of the meeting before adjournment or shall forward the dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting at which such minutes are approved. The right to dissent shall not apply to a director who voted in favor of the action.

SECTION 15. COMMITTEES.

The board of directors by resolution adopted by the affirmative vote of the directors, as required by Section Seven of this Article III, may designate one or more committees and appoint members of the board to serve on any one or more of these committees. The board of directors may also appoint designated officers of the Corporation or its affiliates to serve as non voting ad hoc members of committees for advisory purposes only who will serve at the pleasure of the board. Each committee will have at least two members who will serve at the pleasure of the board.

A majority of any committee will constitute a quorum, and a majority of a quorum is necessary for committee action. Each committee, to the extent provided by the board in a resolution, will have and exercise the authority of the board of directors in the management of the corporation. However, a committee may not authorize distributions; approve or recommend to shareholders any act required by statute to be approved by shareholders; fill vacancies on the board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend, or repeal the bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a general formula or method prescribed by the board; authorize or approve the issuance or sale, or contract for sale, of


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shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors. The board of directors will fill vacancies in the membership of any committee.

Any committee may keep a written record of its proceedings and will submit any such record or otherwise make a written or oral report to the whole board at each regular meeting and at any other times that may be requested by the board. However, failure to submit this record, or failure of the board to approve any action indicated will not invalidate any action carried out by the corporation. A committee may act by unanimous consent in writing without a meeting and each committee, by a majority vote of its members, will determine the time and place of meetings and the required notice.

The board of directors may elect one or more of its members as alternate members of any committee who may take the place of any absent member or members at any meeting of the committee, upon request by the president or upon request by the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make reports to the board of directors of its activities as the board of directors may request.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. ENUMERATION OF OFFICERS.

The principal officers of the corporation shall include a chairman, president and a secretary and may include one or more executive vice-presidents, one or more senior vice-presidents, certain elected vice-presidents and a treasurer. Other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

SECTION 2. ELECTION AND TERM OF OFFICE.

The principal officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at the meeting, the election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed in the manner provided below.


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SECTION 3. REMOVAL.

Any officer or agent elected or appointed by the board of directors may be removed, with or without cause, by the board of directors but removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create any rights to continued employment or other contract rights.

SECTION 4. VACANCIES.

A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term, if a term has been specified.

SECTION 5. PRESIDENT; POWERS AND DUTIES.

Subject to any supervisory duties that may be given by the board of directors to any chairman of the board, the president shall be the principal executive officer of the corporation and shall, in general, supervise and control the business and affairs of the corporation. The chairman or president shall, when present, preside at all meetings of the shareholders.

In the absence of the chairman of the board, or if the chairman so directs, the president will preside at all meetings of the board of directors at which he or she is present.

The president shall have authority to appoint such agents and employees of the corporation as the president shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. The agents and employees shall hold office at the discretion of the president. The president shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business and, except as otherwise provided by law, he or she may authorize any officer, vice-president, or employee of the corporation to sign, execute and acknowledge documents or instruments on behalf of the corporation. The president will also make reports to the board of directors and shareholders and in general, he or she shall perform all duties incident to the office of president and any other duties that may be prescribed by the board of directors.

SECTION 6. EXECUTIVE VICE-PRESIDENT AND CHIEF OPERATING OFFICER; POWERS AND
           DUTIES.

In the absence of the president or in the event of the president's death, inability or refusal to act, the executive vice-president and chief operating officer shall, until such time as a new president is duly elected by the board of directors, perform the duties of the


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president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

SECTION 7. SECRETARY; POWERS AND DUTIES.

The secretary shall (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by the shareholder; (e) sign with the president or vice-president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) certify the bylaws, resolutions of the shareholders and board of directors and committees, and other documents of the corporation as true and correct copies; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

SECTION 8. TREASURER; POWERS AND DUTIES.

If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected from time to time and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or by the board of directors.

SECTION 9. OTHER OFFICERS.

Other officers, including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries may be appointed by the board of directors and will exercise any powers and perform any duties that may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors.

SECTION 10. DELEGATION OF DUTIES.

In case of the absence or inability to act of any officer of the corporation, the board of directors may delegate the duties of the officer to any other officer or to any director.


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SECTION 11. SALARIES.

The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving his or her salary by reason of the fact that he or she is also a director of the corporation and receiving compensation for being a director.

                                    ARTICLE V
                             CERTIFICATES FOR SHARES

SECTION 1. CERTIFICATES.

The issued shares of the corporation will be represented by certificates. The certificates will be in any form determined by the board of directors, and will be numbered and entered in the books of the corporation that they are issued. Each certificate will (a) exhibit the registered holder's name and the number and class of shares, and the designation of any series, that it evidences; (b) state that the corporation is organized under the laws of Virginia, and (c) set forth any other statements that may be required by resolution of the board of directors or statute. Each certificate will be signed by the chief executive officer or a vice-president and by the secretary or an assistant secretary, any of whose signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar. In case any one or more of officers who have signed or whose facsimile signatures appear on any certificate will cease to be an officer or officers of the corporation, or an officer of the transfer agent or registrar, before the certificate is issued and delivered, it may nonetheless be issued and delivered with the same effect as if the officer or officers had continued in office. No certificate will be issued for any share until the share is fully paid.

SECTION 2. SUBSCRIPTIONS FOR STOCK.

Unless otherwise provided in the subscription agreement, subscriptions for shares will be paid in full at any time, or in any installments and at any times, that will be determined by the board of directors. In case of default in the payment of any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

SECTION 3. TRANSFERS.

Transfers of shares of the corporation will be made only on the books of the corporation by the holder of record or by the holder's legal representative, who will furnish proper evidence of authority to transfer, or by an attorney authorized by power of attorney executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for these shares. The corporation will maintain stock transfer books, and any transfer will by registered only on request and surrender of the stock certificate


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representing the endorsed transferred shares. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them.

SECTION 4. RESTRICTIONS ON TRANSFER.

Transfer of shares may be restricted by agreement among some or all of the shareholders. There shall be clearly printed or typewritten across the face or reverse side of the certificates of stock issued or to be issued by the corporation a legend setting forth any restrictions upon the transfer of the shares.

SECTION 5. LOST, DESTROYED OR STOLEN CERTIFICATES.

The corporation may provide for the issue of one or more new certificates in lieu of any lost, stolen or destroyed certificates upon such evidence of loss, theft or destruction as the corporation shall require and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and with such security as the corporation may require.

SECTION 6. CONSIDERATION FOR SHARES.

The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the board of directors, provided that any shares having a par value shall not be issued for a consideration less than par value. When payment of the consideration for which shares are to be issued shall have been received by the corporation, the shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

SECTION 7. OWNERSHIP.

The corporation may treat the holder of record of any share or shares as the holder in fact, and shall not be bound to recognize any equitable or other claim to or interest in any share or shares on the part of any other person, whether or not it shall have express or other notice of the claim or interest, save as expressly provided by law.

The corporation will have the absolute right to recognize as the owner of any shares of stock issued by it, for all purposes, including, without limitation, the voting of shares and the issuance and payment of dividends on or distributions respecting shares, the person or persons in whose name the certificate representing shares stands on the corporation's stock transfer books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if this fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of this transfer will state its limited nature.


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                                   ARTICLE VI
                                CORPORATE ACTIONS

SECTION 1. CONTRACTS.

The board of directors may authorize any officer, employee or agent of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances.

SECTION 2. LOANS

When authorized by resolution of the board of directors, the corporation may make loans of corporate funds to any of its directors, officers, employees, and agents. However, no loan may be made if, after giving it effect; (a) the corporation would be insolvent, or (b) the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

SECTION 3. CHECKS, DRAFTS, OR ORDERS.

All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation will be signed by an officer or officers, agent or agents of the corporation and in any manner that will be determined by resolution of the board of directors.

SECTION 4. BANK DEPOSITS.

All funds of the corporation not otherwise employed will be deposited to the credit of the corporation in any banks, trust companies, or other depositaries that the corporation may select.

SECTION 5. VOTING SECURITIES HELD BY THE CORPORATION.

Unless otherwise ordered by the board of directors, the president, or any vice-president and the secretary or an assistant secretary of the corporation will have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any shares of any other corporation standing in the name of the corporation. This authority may be exercised by the designated officers in person or by proxy.


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                                   ARTICLE VII
                                    DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE VIII
                                 CORPORATE SEAL

The board of directors will adopt an official seal for the corporation, which will be circular in form and be inscribed with the name of the corporation, and the words "Commonwealth of Virginia" and "Corporate Seal." The majority of the board of directors may alter the corporate seal. The official seal is affixed hereto:

                                   ARTICLE IX
                                   FISCAL YEAR

Unless otherwise determined by the board of directors, the Fiscal year of the corporation will be the calendar year and shall end on December 31 of each year.

                                    ARTICLE X
                                   AMENDMENTS

The power to alter, amend, or repeal the Bylaws and to make new Bylaws shall be vested in the board of directors, but Bylaws made by the board of directors may be repealed or changed, and new Bylaws made, by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended, or repealed by the directors.

                                   ARTICLE XI
                                GOVERNING STATUTE

This corporation has been organized pursuant to and is governed by the laws of the Commonwealth of Virginia.

Date: December 8, 1998


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